Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
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      We  hereby  consent  to  the  use of the  audited  consolidated  financial statements of Western Media Group Corporation for the year ended December 31, 2004 and 2003 in the Form 10-KSB and S-8 filings of Western Media Group Corporation. These consolidated financial statements were audited by us as indicated in our report dated April 14, 2005.


/s/ Jewett Schwartz & Asscoiates
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Jewett Schwartz & Associates